Exhibit 10.42

IBEX Holdings Limited Crawford House 50 Cedar Avenue Hamilton HM 11, Bermuda

[date]
PERSONAL & CONFIDENTIAL

Dear____________,

We are very pleased to extend to you this letter agreement (“Agreement”) inviting you to join as a Director (“Director”) on the Board of Directors of IBEX Holdings Limited, an entity organized under the laws of Bermuda and having a registered address at Crawford House, 50 Cedar Avenue, Hamilton HM 11, Bermuda (the “Company”).  We believe that your skills, expertise, and knowledge will prove very helpful to the Company’s progress, and we are excited about the opportunities that this agreement offers you and the Company.

Subject to your execution of this Agreement, your membership on the Board of Directors will commence upon your formal election to the Board of Directors of the Company (the “Board”) and upon the receipt of any regulatory approvals required by the Bermuda Monetary Authority, which approval will require that you submit certain forms and identifications that we will forward to you for completion.

As a Director of the Company, you may be called upon to meet for physical or telephonic meetings of the Board of Directors of the Company, as well as any committee meetings that you may be appointed to.  It is our expectation that you will participate in those meetings to the extent possible.  You will also be called upon at times to provide various input, approvals, or advice, and we would greatly appreciate if you can make yourself available to provide what is requested in a prompt fashion.  You shall provide your services as a Director in accordance with, and subject to, the Company’s organizational documents, as such may be amended from time to time, as well as any laws and regulations that now or may later apply, such as the Sarbanes-Oxley Act of 2002.  In addition, to protect the business of the Company, upon your formal appointment to the Board of Directors of the Company, you will be bound by the covenants set forth in Exhibit A hereto.   By accepting your appointment as a Director of the Company, you also agree to the Direct Dialogue Program attached hereto as Exhibit B.

As compensation for your services as a Director, the Company will pay you a monthly fee at the annualized rate of $_______ per year.  You will cease earning such compensation in the event that your position as a Director is terminated for any reason.  In addition, the Company will reimburse you for any reasonable expenses incurred by you in connection with your services as a Director of the Company in accordance with the Company’s established policies.

[Additionally, in connection with your service as a Director, we will recommend to the Board that you be granted a stock option entitling you to purchase _______ shares of the Company’s common stock at a strike price as determined by the Board (currently representing approximately __ basis points of the fully diluted shareholding of the Company). We will recommend that the shares become vested over the course of two years in equal quarter-year increments.  Any stock option granted to you will be subject to the terms and conditions of the Company’s stock option plan and your execution of the exercise agreement and notice of grant evidencing the option (collectively, the “Plan Documents”).  Upon the termination of your directorship for any reason, vesting of any granted stock options shall cease and any unvested portions shall then expire; however, subject to the terms of the Plan Documents, you shall have 3 months in which to exercise any option that has vested as of the date of such termination, after which the options shall be void].

Subject to requirements and restrictions set forth in the Bermuda Companies Act, any other applicable laws, and the Bye-Laws of the Company, the Company shall indemnify you for any losses, judgments, costs, charges, interest, penalties, and expenses (including but not limited to reasonable attorney fees) incurred by you in relation to any Claim brought against you, provided that the Company shall not be required to indemnify you for any Claim to the extent that it arises out of or relates to a material breach of this Agreement by you, or arises out of or relates to your commission of fraud or dishonesty. As used herein, “Claim” means any action, claim, investigation, or proceeding (whether civil or criminal) against or otherwise involving you in your capacity as a Director of the Company.  The Company shall, at its option and unless it would constitute a conflict of interest (as determined in the Company’s reasonable discretion) have the right to select counsel and control the defense in relation to any Claim, and you shall not be permitted to settle any Claim without the Company’s prior written consent, which consent shall not be unreasonably withheld by the Company.  You agree to provide reasonable cooperation to the Company upon its request with respect to any Claim for which you seek indemnification hereunder.

[Notwithstanding the provisions of this Agreement, while the Stockholder’s Agreement is in effect and not terminated, nothing in this Exhibit A or the Agreement shall preclude or otherwise in any way hinder you from also engaging in any commercial, employment, or other legal relationship with TRG, or otherwise directly or indirectly exercising, or assisting in the exercise of, any right granted to TRG pursuant to the Stockholders Agreement, unless such engagement by you violates any law, regulation, or order that is applicable to the Company.  As used herein, (i) “TRG” means The Resource Group International Limited, TRG Pakistan Limited, and all subsidiaries thereof with the exception of IBEX Holdings Limited and its subsidiaries; and (ii) “Stockholders Agreement” means the Stockholder’s Agreement dated as of September 15, 2017 entered into between Company and The Resource Group International Limited.]

In entering into this Agreement, each party represents and warrants that it is not subject to any agreement or understanding with any current or prior employer or business (or any other entity or person) which would in any manner preclude its performance under this Agreement.  This Agreement, together with all exhibits and the other documents referred to herein, constitutes the entire agreement between you and the Company concerning your Director relationship with the Company.  You and the Company agree that all understandings, oral agreements, and representations with respect to such Director relationship, whether made prior to or after your execution of this agreement, are void and/or are superseded by this Agreement.  This Agreement cannot be modified, changed, or amended, or assigned, except in a writing signed by you and the Company.  No waiver by the Company shall be effective unless set forth in a writing executed by an authorized Company representative.

[signature page to follow]

We are enthusiastic over the prospect of retaining your skills, expertise, and knowledge at the Company, and we are hopeful that you will graciously accept our invitation to make a positive impact at the Company.  Please formally record your acceptance of this Agreement by signing the signature block below.  Please return one copy of the executed letter to the Company and keep the second copy for your records.

Sincerely,

IBEX Holdings Limited	Accepted & Agreed:

By:

EXHIBIT A

1.          Confidential Information.  Company may furnish Director with confidential information or relating to the business of Company and its affiliates, including but not limited to customer lists, algorithms, financial information, pricing, contracts, business methods, marketing plans, data, inventions, non-published patent applications, and compensation terms (the “Confidential Information”). Such information is the confidential information of Company regardless of the manner in which it is furnished to Director, whether in writing, orally, or electronically. Any notes or other written documents generated by Director that contain or reflect Confidential Information shall be deemed to be Company’s Confidential Information, including but not limited to any patentable or nonpatentable improvements or derivatives of the Company’s technology, whether made solely by Director or jointly with others (the “Improvements”). Confidential information does not include information that was (i) part of the public domain at the time of disclosure to Director or becomes part of the public domain, other than by a breach by Director of an obligation to maintain confidentiality; (ii) acquired by Director from a third party without an obligation of confidentiality; or (iii) approved for public release in writing by Company. Director will not use or disclose any Confidential Information without Company’s prior written consent, and shall use reasonable care and diligence in protecting the Confidential Information against unauthorized access, loss, or disclosure.  In the event of Director’s receipt of legal process requiring Director to disclose Confidential Information, Director shall provide Company with written notice of such within five days of Director’s receipt of the notice. In disclosing any Confidential Information in response to legal process, Director shall disclose only the Confidential Information that is legally required, and shall otherwise use best efforts to limit the disclosure of Confidential Information. If Director becomes aware of any misuse or improper disclosure of Confidential Information, Director shall immediately notify Company of such in writing.

2.          Property Rights. Company will have the exclusive right to all proprietary information developed or created by Director in connection with the performance of her services, as well as information made by Director with the use of Confidential Information, including but not limited to Improvements, inventions, ideas, copyrights, customer lists, and compilations. Director hereby assigns all such proprietary rights to Company upon conception and agrees to provide, upon the request of Company or its designees, with reasonable assistance to perfect such rights.

3.          Injunctive Relief and Specific Performance.  Director agrees that a breach of this Agreement may result in irreparable and continuing harm to Company for which there is no adequate remedy at law.  Director agrees that in the event of an actual, threatened, or intended breach of this Agreement by Director, Company will have the right to seek injunctive relief or specific performance in a court of law, and Director consents to the imposition of such relief, without the necessity of proof of actual damage, in order to prevent or restrain or restrain any such actual, threatened, or intended breach of this Agreement.

EXHIBIT B